EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Dialogic Corporation of our reports dated February 15, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dialogic Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
September 13, 1996